UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 8, 2007 (January 2, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On January 2, 2007 (the “Distribution Date”), Spectra Energy Corp (the "Company") issued a press release announcing that the distribution by Duke Energy Corporation ("Duke Energy") of all of the common stock of the Company to the stockholders of Duke Energy was completed (the “Distribution”) and that the Company's shares of common stock would begin regular-way trading on the New York Stock Exchange (the "NYSE") on January 3, 2007. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 8.01	Other Events

On the Distribution Date, Duke Energy completed the Distribution and the Company became a stand-alone, publicly traded company. The common stock, par value $0.001 per share, began regular-way trading on Wednesday, January 3, 2007 on the NYSE under the symbol "SE".

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of Spectra Energy Corp, dated January 2, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.

William S. Garner, Jr.

Group Executive, General Counsel

and Secretary

Date: January 8, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release of Spectra Energy Corp, dated January 2, 2007